EXHIBIT 10.1

SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

THIS SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is made effective as of the 31st day of December, 2005 by and between ATLANTIC AMERICAN CORPORATION, a Georgia corporation (the “Borrower”) and WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association (the “Bank”).

R E C I T A L S:

The Borrower and the Bank have entered into that certain Amended and Restated Credit Agreement dated as of June 30, 2003, as amended by that certain First Amendment to Amended and Restated Credit Agreement dated May 2, 2005 (as so amended, the “Credit Agreement”). Capitalized terms used in this Amendment which are not otherwise defined in this Amendment shall have the respective meanings assigned to them in the Credit Agreement.
The Borrower and the Bank wish to amend the Credit Agreement in certain respects, as hereinafter provided.
NOW, THEREFORE, in consideration of the Recitals and the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower and the Bank, intending to be legally bound hereby, agree as follows:
SECTION 1. Recitals. The Recitals are incorporated herein by reference and shall be deemed to be a part of this Amendment.
SECTION 2. Amendment to Term Loan Agreement. The Credit Agreement is hereby amended as provided in this Section 2.
(a) The definition of “Consolidated Net Income” in the Credit Agreement is hereby amended and restated in its entirety to read as follows:
"Consolidated Net Income" means, for any period, the Net Income of the Borrower and its Consolidated Subsidiaries determined on a consolidated basis, but excluding (i) extraordinary gains, (ii) any equity interests of the Borrower or any Subsidiary in the unremitted earnings of any Person that is not a Subsidiary in excess of $500,000, determined on a consolidated basis, per annum, and (iii) for the Fiscal Quarter ending December 31, 2005, non-cash charges reflecting the GM Bond Impairment.
(b) The definition of “Consolidated Tangible Net Worth” in the Credit Agreement is hereby amended and restated in its entirety to read as follows:
"Consolidated Tangible Net Worth" means, at any time, Stockholders’ Equity, less the sum of the value, as set forth or reflected on the most recent consolidated balance sheet of the Borrower and its Consolidated Subsidiaries, prepared in accordance with GAAP, of

(A) Any change in equity resulting from any write-up of assets subsequent to December 31, 2002 (other than the usual and customary valuation of the investment portfolio of the Borrower or any Consolidated Subsidiary from time to time);
(B) All assets which would be treated as intangible assets for balance sheet presentation purposes under GAAP, related to the compliance by the Borrower with the provisions of Financial Accounting Statement Board Statement No. 141, all determined in accordance with GAAP; provided, however, deferred acquisition costs, as determined in accordance with GAAP, shall not be deducted from Stockholders Equity;
(C) To the extent not included in (B) of this definition, deferred expenses, other than deferred acquisition costs, as determined in accordance with GAAP, provided, however, that deferred expenses in an amount not to exceed $2,000,000 incurred as a result of financings of Funded Debt, including, without limitation, the 2002 Trust Preferred Transaction and the 2003 Trust Preferred Transaction, shall be excluded from this definition; and provided further, that prepaid expenses shall not constitute deferred expenses for the purposes of this definition; and
(D) Other than in the ordinary course of business, loans or advances to stockholders, directors, officers or employees, provided, however, that Consolidated Tangible Net Worth shall, for each Fiscal Quarter beginning with the Fiscal Quarter ending December 31, 2005 through and including the Fiscal Quarter ending December 31, 2006, be increased by an amount equal to the non-cash charges, net of tax, associated with the GM Bond Impairment.
(c) The definition of “GM Bond Impairment” is hereby added to the Credit Agreement in its appropriate alphabetical location as follows:
“GM Bond Impairment” means the write-down by the Borrower and its Consolidated Subsidiaries of General Motors Corporation fixed maturity bond investments, as identified on Schedule A attached hereto and made a part hereof by reference, which such write-down occurred during the Fiscal Quarter ending December 31, 2005.
(d) Section 5.04 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
Section 5.04. Ratio of Funded Debt to EBITDA. As of the end of each Fiscal Quarter beginning with the Fiscal Quarter ending June 30, 2003, the ratio of Funded Debt as of the end of such Fiscal Quarter to EBITDA for the period of 4 consecutive Fiscal Quarters then ended shall be less than (a) 3.10 to 1.0 for each Fiscal Quarter ending on or before September 30, 2005, (b) 4.25 to 1.0 for the Fiscal Quarter ending on December 31, 2005, and (c) 3.10 to 1.0 for each Fiscal Quarter thereafter.

SECTION 3. Conditions to Effectiveness. The effectiveness of this Amendment and the obligations of the Bank hereunder are subject to the following conditions, unless the Bank waives such conditions:
(a) receipt by the Bank from the Borrower of a duly executed counterpart of this Amendment; and
(b) the fact that the representations and warranties of the Borrower contained in Section 5 of this Amendment shall be true on and as of the date hereof.
SECTION 4. No Other Amendment. Except for the amendments set forth above, the text of the Credit Agreement shall remain unchanged and in full force and effect. This Amendment is not intended to effect, nor shall it be construed as, a novation. The Credit Agreement and this Amendment shall be construed together as a single agreement. Nothing herein contained shall waive, annul, vary or affect any provision, condition, covenant or agreement contained in the Credit Agreement, except as amended hereby, nor affect or impair any rights, powers or remedies under the Credit Agreement, as amended hereby. The Bank does hereby reserve all of its rights and remedies against all parties who may be or may hereafter become secondarily liable for the repayment of the Note executed by the Borrower. The Borrower promises and agrees to perform all of the requirements, conditions, agreements and obligations under the terms of the Credit Agreement, as heretofore and hereby amended, and the Credit Agreement, as amended, is hereby ratified and affirmed. The Borrower hereby expressly agrees that the Credit Agreement, as amended, is in full force and effect.
SECTION 5. Representations and Warranties of the Borrower. The Borrower hereby represents and warrants to the Bank as follows:
(a) No Default or Event of Default, nor any act, event, condition or circumstance which with the passage of time or the giving of notice, or both, would constitute an Event of Default, under the Credit Agreement or any other Loan Document has occurred and is continuing unwaived by the Bank on the date hereof;
(b) The Borrower has the corporate power and authority to enter into this Amendment and to do all acts and things as are required or contemplated hereunder to be done, observed and performed by it;
(c) This Amendment has been duly authorized, validly executed and delivered by one or more authorized officers of the Borrower and each of this Amendment and the Credit Agreement, as amended hereby, constitutes the legal, valid and binding obligation of the Borrower enforceable against it in accordance with its terms; provided, that the enforceability of each of this Amendment and the Credit Agreement, as amended hereby, is subject to general principles of equity and to bankruptcy, insolvency and similar laws affecting the enforcement of creditors' rights generally; and
(d) The execution and delivery of this Amendment and the Borrower's performance hereunder and under the Credit Agreement, as amended hereby, do not and will not require the consent or approval of any regulatory authority or governmental authority or agency having jurisdiction over the Borrower other than those which have already been obtained or given, nor be in contravention of or in conflict with the Articles of Incorporation or Bylaws of the Borrower, or the provision of any statute, or any judgment, order or indenture, instrument, agreement or undertaking, to which the Borrower is a party or by which its assets or properties are or may become bound.

SECTION 6. Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute one and the same agreement.
SECTION 7. Governing Law. This Amendment shall be construed in accordance with and governed by the laws of the State of Georgia. This Amendment is intended to be effective as an instrument executed under seal.
SECTION 8. Effective Date. This Amendment shall become effective as of the date first above written upon receipt by the Bank from each of the parties hereto of a duly executed signature page from a counterpart of this Amendment, signed by such party.
SECTION 9. Legal Fees and Expenses. Borrower hereby agrees to pay the legal fees and expenses of Bank’s counsel in connection with this Amendment.

[SIGNATURE PAGE FOLLOWS]

             IN WITNESS WHEREOF, the parties hereto have executed and delivered, or have caused their respective duly authorized officers or representatives to execute and deliver, this Amendment as of the day and year first above written.

ATTEST:	ATLANTIC AMERICAN CORPORATION

/s/ Janie L. Ryan	By: /s/ John G. Sample, Jr. (SEAL)
Janie L. Ryan , Secretary	Name: John G. Sample, Jr.
[CORPORATE SEAL]	Title: Senior Vice President and Chief Financial Officer

4370 Peachtree Road, N.E. Atlanta, Georgia 30319-3000 Attention: John G. Sample, Jr., Senior Vice President and Chief Financial Officer Telecopy number: (404) 266-5702 Telephone number: (404) 266-5501

WACHOVIA BANK, NATIONAL ASSOCIATION

By: /s/ Ron Edwards (SEAL)
Name: Ron Edwards
Title: Senior Vice President

Lending Office
Wachovia Bank, National Association
171 17th Street, N.W.
Mail Code: GA 4568
Atlanta, Georgia 30363-1032
Attention: Ron Edwards
Telecopy number: (404) 877-6641
Telephone number: (404) 877-6635

Signature Page of
First Amendment to Credit Agreement

SCHEDULE A
GENERAL MOTORS CORPORATION BOND IMPAIRMENT INVESTMENTS

ASSOCIATION CASUALTY'S GENERAL MOTORS BOND HOLDINGS
CUSIP #	Maturity
370442-BS-3 370442-BB-0 370442-AR-6 370442-AU-9	7/15/2013 1/15/2011 9/1/2025 4/15/2016
AMERICAN SAFETY'S GENERAL MOTORS BOND HOLDINGS
CUSIP #	Maturity
370442-AR-6 370442-AU-9	9/1/2025 4/15/2016

AMERICAN SOUTHERN'S GENERAL MOTORS BOND HOLDINGS
CUSIP #	Maturity
370442-AR-6 370442-AU-9 370442-BS-3 370442-BW-4	9/1/2025 4/15/2016 7/15/2013 7/15/2023
BANKERS FIDELITY'S GENERAL MOTORS BOND HOLDINGS
CUSIP #	Maturity
370442-AR-6 370442-AU-9 370442-BS-3 370442-BW-4	9/1/2025 4/15/2016 7/15/2013 7/15/2023
GEORGIA CASUALTY'S GENERAL MOTORS BOND HOLDINGS
CUSIP #	Maturity
370442-AR-6 370442-BB-0 370442-BS-3	9/1/2025 1/15/2011 7/15/2013